Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-159060) and Form S-8 (333-147546, 333-144572, 333-59269, 333-159059, 333-107500, 333-117678, 333-159057, 333-105198, 333-159056 and 333-175223) of Danaher Corporation of our reports dated February 23, 2011 with respect to the consolidated balance sheets of Beckman Coulter, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010, annual report on Form 10-K of Beckman Coulter, Inc. , which is incorporated by reference in this Current Report on Form 8-K/A of Danaher Corporation.

Our report on the consolidated financial statements refers to a change in the Company’s method of accounting for business combinations due to the adoption of a new accounting pronouncement in 2009.

/s/ KPMG LLP

Irvine, California

August 9, 2011